Exhibit (3)(i)(a)

State of Idaho

Department of State

I, F.A. JETER, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State, do hereby certify that a certified copy of the articles of incorporation of GENERAL MINES CORPORATION duly certified by the Recorder of Kootenai County, to be a true copy of the original articles on file in his office, was filed in this department on the 23rd day of November, A.D. One Thousand Nine Hundred and Twenty-five and is duly recorded in Book A-18 of Domestic Corporations, Records of the State of Idaho, and that the said articles contain the statement of facts required by Section 4696 of Idaho Compiled Statutes, to-wit:

FIRST, The name of the corporation as aforesaid; SECOND, The purpose for which it was formed; THIRD, The place where its principal business is to be transacted; FOURTH, The term for which it is to exist; FIFTH, The number of its directors or trustees; SIXTH, The amount of its capital stock and the number of shares into which it is divided; SEVENTH, The amount of its capital stock actually subscribed and by whom.

AND I FURTHER CERTIFY, That the persons executing the articles and their associates and successors are hereby constituted a body politic and corporate, by the name stated in the articles, for the term of fifty years.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State.  Done at Boise City, the Capital of Idaho, this 25 day of November in the year of our Lord one thousand nine hundred and twenty-five, and of the Independence of the United State of America the One Hundred and Fiftieth.

/s/ Secretary of State

ARTICLES OF INCORPORATION

OF GENERAL MINES CORPORATION

FIRST – The name of this Corporation is GENERAL MINES CORPORATION.

SECOND – The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, or to do any or all of the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

I.

To locate, take, own, lease, lease and bond, buy, sell, option, mortgage or otherwise acquire or dispose of mining claims, mines, mining rights, mineral deposits and generally deal in mines and minerals in any part of the United States and all foreign countries; also to mine, mill, reduce, smelt, and prepare for market, gold, silver, copper, lead, zinc and other ores, minerals, and metallic compounds; also to carry on quartz, placer and lode mining of all kinds.

II.

To construct, purchase, or otherwise acquire, maintain and operate flumes, water works, ditches, and irrigation plants for mining and other purposes; also to construct, lease, acquire, purchase, sell, operate and maintain electric light and power plants and hydraulic plants.

III.

To construct buildings, warehouses, mills, reduction plants, and all other kinds of buildings and plants incident to any of the powers enumerated in these articles.

IV.

To buy, sell, lease and generally deal in all kinds of lands, timber, lumber, poles, and city and farm property.

V.

To buy, sell, and generally deal in, store, carry and transport all kinds of goods, wares, merchandise, provisions and supplies, machinery and equipment.

VI.

To carry on a general engineering business, and particularly for the inspection and examination and reporting on mines and mining properties; to inspect, engineer, and report on all kinds of railroads, highways, oil lands, and various other productive operations, to take options thereon, develop the same, and deal in such properties and engineering works; to develop, acquire, buy, sell, and operate oil and oil lands, including the erection and maintenance and operation of oil refineries; to build bridges, to plat townships, and dedicate roads and highways therein, and to construct and operate private railroads.

VII.

To buy, sell, hold, assign, transfer, pledge and otherwise deal in and dispose of stocks, bonds, debentures, and other evidences of capital stock and indebtedness of other corporations, and while the holder thereof to exercise all the rights and privileges of ownership, including the right to vote stock, not otherwise prohibited by law.

VIII.

To borrow money and issue negotiable paper as evidencing such indebtedness for the purpose of securing funds for corporate purposes, and to secure the payment of such negotiable paper or other evidences of indebtedness by mortgage, bonds, deed of trust, or otherwise upon the whole or any part of the Company’s property.

IX.

To organize, reorganize and finance, wholly or in part, any corporation, association, joint stock company, co-partnership, group of trustees, enterprise or developments, within or without the State of Idaho.

X.

To take, own, hold, deal in, mortgage or otherwise give liens against, and to lease, sell, exchange, transfer, or in any manner whatever to dispose of real property, within or without the State of Idaho, wherever situated.

XI.

To enter into, make or perform contracts of every kind for any lawful purpose with any person, firm, association or corporation, municipality, body politic, county territory, State, government or colony or dependency thereof.

XII.

To have one or more offices, conduct its business and promote its objects within and without the State of Idaho, in other States, the territories, colonies and dependencies of the United States, and in foreign countries, without restriction as to place or amount, but subject to the laws of such State, district, territory, colony, dependency or country.

XIII.

To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustee, or otherwise, and either alone or in company with others.

XIV.

In general to carry on any other business in connection therewith, not forbidden by the laws of the State of Idaho, and with all the powers conferred upon corporations by the laws of the State of Idaho.

XV.

It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this article of this Certificate of Incorporation shall, except where otherwise specified, be nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other article in this Certificate of Incorporation, but that the objects, purposes, and powers shall not be construed to restrict in any manner the general terms and powers of this Corporation, nor shall the expression of any thing be deemed to exclude another, although it be of like nature.

THIRD – Its principle office in the State of Idaho is to be located at Main Street in the City of Worley, County of Kootenai.  The agent in charge thereof is Christopher Roholt.

FOURTH – The existence of this Corporation is to be for a period of fifty (50) years.

FIFTH – subject to the provisions of the Corporation Laws in the State of Idaho, the number of Directors of the Corporation shall be determined as provided in the By-laws.

I.

The Directors shall have power to make and to alter or amend the By-laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchises of this Corporation.

II.

With the consent in writing of, or pursuant to a vote of, the holders of a majority of the capital stock issued, outstanding, and having voting power, the Directors shall have full authority to dispose, in any manner of the whole property, including the corporate franchise, good will, and other intangible property of the Corporation, upon such terms and conditions as they deem expedient and for the best interest of the Corporation.

III.

The By-laws, or resolution of the Directors passed in pursuance thereof, shall determine whether and to what extend the accounts and books of this Corporation, or any of them, other than the stock ledger, shall be pen to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, or book, or document of this Corporation, except as conferred by law of the State of Idaho, or the By-laws of this Corporation, or by resolution of the stockholders or Directors.

IV.

The stockholders and Directors shall have power to hold their meetings and keep the books, except the original or duplicate stock ledger, documents and papers of this Corporation outside of the State of Idaho, and to have one or more offices within or without the State of Idaho, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders of Directors, except as otherwise required by the laws of Idaho.

V.

The Directors, by a suitable By-law or by resolution passed by a majority of the whole membership of the Board, may designate two or more of their number to constitute an executive committee, which committee shall have all the powers provided in such By-laws or resolution.

VI.

Subject to the provisions of the statutes of Idaho, the Corporation may, through appropriate By-law provisions, confer powers upon the Board of Directors in addition to the powers expressly conferred upon it by law and this Certificate of Incorporation.

VII.

The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the Statutes of Idaho, and all rights and powers conferred on Directors and stockholders herein are granted subject to this reservation.

SIXTH – The amount of the total authorized capital stock of this Corporation is One Hundred Thousand Dollars ($100,000.00) divided into Two Million (2,000,000) shares of five cents ($.05) par value each.

SEVENTH – The names and places of residence of each of the original subscribers to the capital stock and the number of shares subjected by each are as follows:

E.A. Gabryel, 415 Chamber of Commerce, Spokane, WA  -  1,000,000 shares

H.G. Loop, 402 Empire State Building, Spokane, WA  - 990,000 shares

Christopher Roholt, Worley, Idaho  -  10,000 shares

We, the undersigned, for the purpose of forming a Corporation under the laws of the State of Idaho, do make, file and record this Certificate, and do certify that the facts herein stated are true, and do respectively agree to take the number of shares of stock hereinbefore set forth opposite our respective names; and we have accordingly hereunto set our hands and seals.

/s/ E.A. Gabryel

/s/ H.G. Loop

/s/ Christopher Roholt

Dated at Spokane, Washington, November 14, 1925

/s/ E.A. Gabryel

/s/ H.G. Loop

/s/ Christopher Roholt

In presence of /s/ E. I. Fisher

State of Washington

)

) ss.

County of Spokane

)

BE IT REMEMBERED, that on this fourteenth day of November A.D. 1925, personally appeared before me E. I. Fisher, a Notary Public, E.A. Gabryel, H.G. Loop, and Christopher Roholt parties to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to them and each of them the contents of said Certificate, they did each severally acknowledge that they signed, sealed and delivered the same as their voluntary act and deed, and each deposed that the facts therein stated were truly set forth.

Given under my hand and seal of office the day and year aforesaid.

/e/ E.I. Fisher, Notary Public

State of Idaho

)

) ss.

County of Kootenai

I, C.O. Sowder, County Recorder in and for the County and State aforesaid, do hereby certify the within and foregoing to be a full, true and correct copy of the whole thereof, of Articles of Incorporation of General Mines Corporation as the same appears of record in my office.

In testimony where I have hereunto set my hand and affixed my official seal this 20th day of November, 1925.

/s/ C.O. Sowder

County Recorder, Kootenai County, Idaho